UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 8, 2006
THE HOUSTON EXPLORATION COMPANY
(Exact name of registrant as specified in its charter)

Delaware	001-11899	22-2674487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1100 Louisiana, Suite 2000 Houston, Texas (Address of principal executive offices)	77002-5215 (Zip Code)
(713) 830-6800
(Registrant’s telephone number, including area code)
Not Applicable
(Former names or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On November 8, 2006, The Houston Exploration Company (the “Company”) issued a press release to report its financial and operational results for the three-month and nine-month periods ended September 30, 2006 and to update guidance for 2006 and 2007. The press release is furnished as Exhibit 99.1 to this Current Report and incorporated by reference herein.
In accordance with SEC Release No. 33-8176, the information contained in such press release shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Following the issuance of the press release and the filing of this Current Report on Form 8-K, the Company will hold its third quarter 2006 earnings conference call on Wednesday, November 8, 2006, at 9:00 A.M. Central Time, which is open to the public, to further review financial and operational results. This scheduled conference call was previously announced on October 25, 2006. To access the call, dial (800) 288-8960 prior to start and provide the confirmation code 845293. In addition, a listen-only webcast of the call can be accessed at http://www.houstonexploration.com. A replay of the call and the webcast will be available for one week beginning at approximately 1:00 P.M. Central Time on November 8, 2006. Dial (800) 475-6701 and provide the confirmation code 845293, or access the Company’s website for either of these options.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits
99.1	Press release issued by Houston Exploration on November 8, 2006, reporting financial and operational results for the three-month and nine-month periods ended September 30, 2006.
[The remainder of this page is intentionally left blank.]

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2006	THE HOUSTON EXPLORATION COMPANY
	By:	/s/ James F. Westmoreland
James F. Westmoreland
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number		Description
99.1	—	Press release issued by Houston Exploration on November 8, 2006, reporting financial and operational results for the three-month and nine-month periods ended September 30, 2006.